Exhibit 10.1
AMENDMENT ONE
to the
MERCK & CO., INC.
CHANGE IN CONTROL SEPARATION BENEFITS PLAN
(Effective as Amended and Restated as of November 3, 2009)
     WHEREAS, under Section 8.2 of the Merck & Co., Inc. Change in Control Separation Benefits Plan (the “ CIC Plan”), the CIC Plan may be amended or modified in any respect by resolution adopted by two-thirds of the Compensation and Benefits Committee of the Board; provided that in the event of a Change in Control within one year of the amendment, or an MSD Change in Control within one year of the Merck CIC Plan’s Restatement Date (as such terms are defined in the CIC Plan), the provisions that were in effect prior to such amendment will apply with respect to those impacted participants who were participants as of the date of the amendment;
     WHEREAS, the Committee desires to and hereby amends the CIC Plan to provide that Executive Committee Members who participate in the plan will be treated in the same manner as certain other executives who participate in the plan with respect to certain tax gross-up benefits that may otherwise be imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “ Code”);
     NOW, THEREFORE, BE IT
RESOLVED, that in consideration of the premises, the CIC Plan is hereby amended, as follows:
1. Section 6.1 of the CIC Plan shall be renamed as “Gross-up Payments” and the preamble for such section (prior to subsection (a)) is replaced with the following paragraph:
Gross-up Payments. This Section 6.1 is effective from the Effective Date until February 15, 2010 and shall be applicable solely to Participants who are Executive Committee Members. Effective on or after February 15, 2010, this Section 6.1 shall no longer be applicable and any Participants who are Executive Committee Members shall be eligible for the benefits described in Section 6.2; provided however that if a Change in Control occurs prior to February 15, 2011, or if an MSD Change in Control occurs prior to the first anniversary of the Restatement Date (in accordance with Section 7.2(b)), a Participant who is an Executive Committee Member shall be entitled to the benefits provided in this 6.1 in lieu of the benefits in 6.2.
2. Section 6.2 of the CIC Plan shall be renamed as “Modified Cap Benefit” and the preamble for such section (prior to subsection (a)) is replaced with the following paragraph:
Modified Cap Benefit. Effective until February 15, 2010, this Section 6.2 shall be applicable solely to Participants who are Other Executives. Effective on or after February 15, 2010, subject to Section 6.1, this Section 6.2 shall be applicable to Participants who are Executive Committee Members or Other Executives.
3. This amendment is effective as of February 15, 2010.